EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2022 and 2021, September 30, 2022 and
and the Years Ended December 31, 2022 and 2021

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2022
Composite Materials	$221.0	$87.6	$45.7	$354.3
Engineered Products	35.2	38.9	1.0	75.1
Total	$256.2	$126.5	$46.7	$429.4
	60%	29%	11%	100%
Third Quarter 2022
Composite Materials	$177.2	$70.2	$46.1	$293.5
Engineered Products	31.9	38.4	0.9	71.2
Total	$209.1	$108.6	$47.0	$364.7
	57%	30%	13%	100%

Fourth Quarter 2021
Composite Materials	$161.0	$73.1	$53.1	$287.2
Engineered Products	38.7	32.8	1.6	73.1
Total	$199.7	$105.9	$54.7	$360.3
	56%	29%	15%	100%

Fiscal Year 2022
Composite Materials	$775.0	$308.3	$196.4	$1,279.7
Engineered Products	136.8	156.9	4.3	298.0
Total	$911.8	$465.2	$200.7	$1,577.7
	58%	29%	13%	100%

Fiscal Year 2021
Composite Materials	$515.5	$287.4	$216.5	$1,019.4
Engineered Products	152.7	147.5	5.1	305.3
Total	$668.2	$434.9	$221.6	$1,324.7
	50%	33%	17%	100%